Exhibit 99.1

Energy Fuels Completes Transaction that Increases its Ownership in the Roca Honda Project to 100%

LAKEWOOD, CO, May 27, 2016 /CNW/ - Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) ("Energy Fuels" or the "Company"), a leading producer of uranium in the United States, is pleased to announce that it has completed the previously announced acquisition of Sumitomo Corporation's ("Sumitomo's") 40% interest in the Roca Honda Project.  The Company now owns and controls 100% of the Roca Honda Project, which is one of the largest and highest-grade uranium projects in the United States.

As a result of the acquisition, Energy Fuels has significantly increased the size of its industry-leading U.S.-based uranium resource portfolio by 6.8% (Measured & Indicated) and 12.4% (Inferred).  Energy Fuels now owns 100% of the uranium resources at the Roca Honda Project, which, according to a February 27, 2015 Technical Report and Preliminary Economic Analysis (the "PEA"), prepared in accordance with National Instrument 43-101, Standards of Disclosure for Mineral Projects ("NI 43-101") (see disclosure below relating to reliance on a PEA), holds a total of 1.5 million tons of Measured and Indicated Mineral Resources with an average grade of 0.48% U3O8 containing 14.6 million pounds of uranium, together with 1.2 million tons of Inferred Mineral Resources with an average grade of 0.47% U3O8, containing 11.2 million pounds of uranium.  The project is currently at an advanced stage of permitting and boasts attractive operating costs, total expected production of approximately 25 million pounds of uranium, and a nine year mine life.

The PEA assumes that Roca Honda mined material will be processed at the Company's 100%-owned White Mesa Mill, which is within economic trucking distance.  Furthermore, the cash costs described in the PEA for the Roca Honda Project cover 100% of the costs of the White Mesa Mill, even though the Roca Honda Project will only utilize a portion of the mill's capacity.

As previously announced, the Company also holds properties adjacent to the Roca Honda Project that contain significant additional historical resources.  According to a 2007 report, these adjacent properties contain an additional 0.7 million tons at a grade of 0.34% eU3O8, containing 4.8 million pounds of uranium.  These properties also contain existing mine infrastructure and excellent exploration prospects, which have the potential to enlarge the scope of the project and further improve upon the economics currently described in the PEA (see disclosure below relating to reliance on historical resource estimates).

As consideration for the 40% interest, Energy Fuels (i) issued to Sumitomo 1,212,173 common shares at closing, valued at US$2.8 million based on the volume-weighted average price of the shares on the NYSE MKT over the 10 trading days ending on May 26, 2016; and (ii) has agreed to pay US$4.5 million in cash upon the first commercial production of uranium from the Roca Honda Project.

Stephen P. Antony, President and CEO of Energy Fuels stated:  "Energy Fuels is pleased to complete this important acquisition at what we believe is a reasonable price, as it provides the Company with a number of benefits, including complete control over the timing, budget, and scope of the project and complete internalization of the benefits of the project when it goes into production by processing Roca Honda material at our White Mesa Mill, which is the only licensed conventional uranium mill currently operating in the U.S.  The Roca Honda Project is an important component in our strategy of combining large-scale optionality and leverage to improving uranium markets, with lower cost production from our Nichols Ranch Project, alternate feed materials, certain of our Arizona Strip conventional properties, and our pending acquisition of Mesteña Uranium, LLC.  We thank Sumitomo for being a valued joint venture partner over the past several years and wish them the best of luck in their new focus on producing mine assets."

About Energy Fuels:  Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities.  Energy Fuels operates two of America's key uranium production centers, the White Mesa Mill in Utah and the Nichols Ranch Processing Facility in Wyoming.  The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year.  The Nichols Ranch Processing Facility is an in situ recovery ("ISR") production center with a licensed capacity of 2 million pounds of U3O8 per year.  Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development.  The Company's common shares are listed on the NYSE MKT under the trading symbol "UUUU", and on the Toronto Stock Exchange under the trading symbol "EFR".

Stephen P. Antony, P.E., President & CEO of Energy Fuels, is a Qualified Person as defined by Canadian National Instrument 43-101 and has reviewed and approved the technical disclosure contained in this news release.  Readers should be cautioned that the PEA is preliminary in nature, that it includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized.  Readers should also be cautioned that a qualified person has not done sufficient work to classify the historical estimate as a current estimate of mineral resources or mineral reserves in accordance with NI 43-101.  This historical resource estimate from 2007, prepared by Uranium Resources Inc., was classified as a "Probable Reserve."  However, this category was applied without using applicable mining standards and economics, and should not be considered reserves by industry definition.  The Company believes this historical estimate is relevant and reliable, as the methodology was well documented and utilized industry standard practice.  However, the methodologies used do not reflect current best industry practices.  The Company does not consider these historical estimates to be equivalent to current mineral resources or mineral reserves as defined in NI 43-101, nor has the Company completed sufficient work to confirm an NI 43-101 compliant resource.  Therefore, the historical estimates cannot, and should not, be relied upon as NI 43-101 resources or reserves.

Cautionary Note Regarding Forward-Looking Statements:  Certain information contained in this news release, including: any information relating to the Company being a leading producer of uranium;the Company's expectations as to longer term fundamentals in the market and price projections; scalability, and the Company's ability to be able to restart or increase production as market conditions warrant; the ability of the Company to realize the expected benefits of the acquisition; the expected costs or production of the Company's projects; estimates relating to current mineral resources; expectations regarding the ability to use existing mine infrastructure and exploration potential; the ability to enlarge the scope of the project and improve upon the economics of the project; the ability to bring the project into commercial production; and any other statements regarding Energy Fuels' future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements").  All statements in this news release that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements.  All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels' ability to control or predict.  A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: the Company's expectations as to longer term fundamentals in the market and price projections; scalability, and the Company's ability to be able to restart or increase production as market conditions warrant; the ability of the Company to realize the expected benefits of the acquisition; the expected costs or production of the Company's projects; estimates relating to current mineral resources; expectations regarding the ability to use existing mine infrastructure and exploration potential; the ability to enlarge the scope of the project and improve upon the economics of the project; the ability to bring the project into commercial production; and other risk factors as described in Energy Fuels' most recent annual report on Form 10-K and quarterly financial reports.  Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law.  Additional information identifying risks and uncertainties is contained in Energy Fuels' filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com.  Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future.  Readers are cautioned that such statements may not be appropriate for other purposes.  Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources: This news release contains certain disclosure that has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws.  Unless otherwise indicated, all reserve and resource estimates included in this news release have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") classification system.  Canadian standards, including NI 43-101, differ significantly from the requirements of U.S. securities laws, and reserve and resource information contained in this news release may not be comparable to similar information disclosed by companies reporting only under U.S. standards.  In particular, the term "resource" does not equate to the term "reserve" under SEC Industry Guide 7.  United States investors are cautioned not to assume that all or any of Measured or Indicated Mineral Resources will ever be converted into mineral reserves.  Investors are cautioned not to assume that all or any part of an "Inferred Mineral resource" exists or is economically or legally minable.  Energy Fuels does not hold any Reserves as that term is defined by SEC Industry Guide 7.  Please refer to the section entitled "Cautionary Note to United States Investors Concerning Disclosure of Mineral Resources" in the Company's most recent annual report on Form 10-K for further details.

SOURCE Energy Fuels Inc.

%CIK: 0001385849

For further information: Investor Relations Inquiries: Energy Fuels Inc., Curtis Moore - VP - Marketing & Corporate Development, (303) 974-2140 or Toll free: (888) 864-2125, investorinfo@energyfuels.com, www.energyfuels.com

CO: Energy Fuels Inc.

CNW 16:25e 27-MAY-16